CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                             YEAR ENDED DECEMBER 31,                   NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30,
EXCLUDING INTEREST ON DEPOSITS:                         1996     1995     1994     1993     1992          1997     1996
                                                       -----    -----    -----    -----    -----         -----    -----
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                          3,435    4,110    5,906    6,324    5,826         2,561    2,610
     INTEREST FACTOR IN RENT EXPENSE                     150      140      143      147      162           116      112
                                                      ------   ------   ------   ------   ------        ------   ------

        TOTAL FIXED CHARGES                            3,585    4,250    6,049    6,471    5,988         2,677    2,722
                                                      ------   ------   ------   ------   ------        ------   ------

INCOME:
     NET INCOME                                        3,788    3,464    3,422(A) 1,919(B)   722         2,530    2,801
     INCOME TAXES                                      2,285    2,121    1,189      941      696         1,518    1,692
     FIXED CHARGES                                     3,585    4,250    6,049    6,471    5,988         2,677    2,722
                                                      ------   ------   ------   ------   ------        ------   ------

        TOTAL INCOME                                   9,658    9,835   10,660    9,331    7,406         6,725    7,215
                                                      ======   ======   ======   ======   ======        ======   ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                     2.69     2.31     1.76     1.44     1.24          2.51     2.65
                                                      ======   ======   ======   ======   ======        ======   ======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                 12,409   13,012   14,902   16,121   16,327         9,650    9,220
     INTEREST FACTOR IN RENT EXPENSE                     150      140      143      147      162           116      112
                                                      ------   ------   ------   ------   ------        ------   ------

        TOTAL FIXED CHARGES                           12,559   13,152   15,045   16,268   16,489         9,766    9,332
                                                      ------   ------   ------   ------   ------        ------   ------

INCOME:
     NET INCOME                                        3,788    3,464    3,422(A) 1,919(B)   722         2,530    2,801
     INCOME TAXES                                      2,285    2,121    1,189      941      696         1,518    1,692
     FIXED CHARGES                                    12,559   13,152   15,045   16,268   16,489         9,766    9,332
                                                      ------   ------   ------   ------   ------        ------   ------

        TOTAL INCOME                                  18,632   18,737   19,656   19,128   17,907        13,814   13,825
                                                      ======   ======   ======   ======   ======        ======   ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                     1.48     1.42     1.31     1.18     1.09          1.41     1.48
                                                      ======   ======   ======   ======   ======        ======   ======

(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.